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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrants  /X/

    Filed by a Party other than the Registrant  / /

    Check the appropriate box:

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    / /  Preliminary Proxy Statement              / /  CONFIDENTIAL, FOR USE OF THE
                                                       COMMISSION ONLY (AS PERMITTED BY
                                                       RULE 14a-6(e)(2))
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    / /  Definitive Proxy Statement

    /X/  Definitive Additional Materials

    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Joint filing by:

                 Provident Companies, Inc. and UNUM Corporation
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             (Name of Each Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)  Amount Previously Paid:________________________________________________
    (2)  Form, Schedule or Registration Statement no.:__________________________
    (3)  Filing Party:__________________________________________________________
    (4)  Date Filed:____________________________________________________________

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                                                                SPECIAL EDITION
                                                                PROXY STATEMENT
June 2, 1999
UNUM PROVIDENT NEWS
Merger update for employees of UNUM and Provident


THIS ISSUE OF UNUMPROVIDENT NEWS PROVIDES INFORMATION FOR ALL EMPLOYEES AND IS
NOT INTENDED TO SOLICIT VOTES ON THE PROPOSALS IN THE PROXY STATEMENT.
EMPLOYEES WHO ARE STOCKHOLDERS SHOULD CAREFULLY REVIEW PROXY MATERIALS PRIOR
TO MAKING A DECISION ON THEIR VOTE.

THIS WEEK, PROXY STATEMENTS ARE BEING MAILED TO ALL STOCKHOLDERS OF UNUM AND
PROVIDENT. A PROXY STATEMENT IS A DOCUMENT THAT PROVIDES STOCKHOLDERS WITH
INFORMATION NECESSARY TO VOTE IN AN INFORMED MANNER ON MATTERS TO BE BROUGHT
UP AT A STOCKHOLDERS' MEETING. THE PROXY STATEMENT BEING MAILED THIS WEEK IS A
JOINT FILING BY BOTH COMPANIES WITH THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION (SEC). THE SUBJECT OF THE PROXY STATEMENT IS, OF COURSE, THE
PROPOSED MERGER OF THE TWO COMPANIES AND THE MEETINGS THAT HAVE BEEN CALLED
FOR THE CONSIDERATION OF AND VOTE UPON THE MERGER PROPOSAL. IT ALSO SERVES AS
THE ANNUAL MEETING PROXY STATEMENT FOR PROVIDENT STOCKHOLDERS. WITHIN THE
PROXY STATEMENT, INFORMATION REGARDING THE TERMS OF THE TRANSACTION, THE
RATIONALE FOR THE MERGER, THE PROPOSED CORPORATE GOVERNANCE STRUCTURE,
INCLUDING THE BOARD OF DIRECTORS, AND MERGER BACKGROUND IS PROVIDED.

CONTENTS

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The Stockholder Vote ........................................   1
Background to the Merger ....................................   2
Terms of the Merger .........................................   2
Organization Following Merger Closing .......................   3
Ticker Symbol ...............................................   3
Strategic Rationale .........................................   4
Financial Highlights ........................................   5
Corporate Governance of UNUMProvident .......................   5
Q&A .........................................................   9


THE STOCKHOLDER VOTE

The Boards of Directors of Provident Companies, Inc. and UNUM Corporation have each called meetings for June 30, 1999, at which time a vote upon the proposal to adopt the merger agreement will be taken. If stockholders do not plan to attend the actual meeting, they are being asked to submit their proxy with voting instructions by mail, by telephone or through the Internet in accordance with instructions contained in the mailing. Each company's stockholders will be asked to consider specific matters.

THE PROVIDENT ANNUAL MEETING OF STOCKHOLDERS

At the annual meeting of stockholders of Provident Companies, Inc., which will be held on June 30 at 8:30 a.m. in the Atrium, Provident stockholders will vote on the following matters:

- A proposal to adopt the Agreement and Plan of Merger between UNUM Corporation and Provident, after which UNUM and Provident will merge under the name UNUMProvident Corporation.


                                                 CONTINUED ON NEXT PAGE

[LOGO]                                                                  [LOGO]

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THE STOCKHOLDER VOTE (CONTINUED FROM PREVIOUS PAGE)

- A proposal to approve an amendment (the "Provident Reclassification Amendment") to the Amended and Restated Certificate of Incorporation of Provident which provides that each share of Provident common stock outstanding immediately prior to the effective time of the amendment will be automatically reclassified and converted into 0.73 of a share of Provident common stock.

- A proposal to amend the Stock Plan of 1999 to increase the number of shares so it can be used by the merged company.

- The election of the Provident Board of Directors since this meeting is also Provident's normal annual meeting.

THE UNUM SPECIAL MEETING OF STOCKHOLDERS

At a special meeting of stockholders of UNUM Corporation, which will be held on June 30 at 8:30 a.m. at the Portland Marriott, UNUM stockholders will vote on the following matters:

- A proposal to adopt the Agreement and Plan of Merger between UNUM and Provident Companies, Inc., after which UNUM and Provident will merge under the name UNUMProvident Corporation.

- Other business related to the merger proposal that may come before the UNUM special meeting.

BACKGROUND TO THE MERGER

The proxy statement details the sequence of high-level discussions that brought about the proposed merger. During April of 1998, Harold Chandler and Jim Orr engaged in preliminary discussions to explore the possibility of a strategic alliance between Provident and UNUM and to discuss the fundamental strategic rationale for a combination of the two companies. Throughout much of the last three quarters of 1998, Chandler and Orr, along with other senior members of management and the boards of both companies, discussed and negotiated the merger agreement, which culminated in the signing of agreements on November 22, 1998, and the public announcement on November 23.

TERMS OF THE MERGER

As a recap, the following bullet points review major terms of the merger agreement approved by the boards of both companies.

- Provident stockholders will have their shares reclassified as part of the transaction. This will have the practical effect of their receiving
     0.73 shares of UNUMProvident in exchange for each Provident common share. UNUM stockholders will receive one share of UNUMProvident in exchange for each UNUM common share.

- The transaction will be accounted for as a pooling of interests and is expected to be tax-free to stockholders of both companies.

- Upon the merger of the companies, Jim Orr will serve as chairman and chief executive officer of UNUMProvident and Harold Chandler will serve as president and chief operating officer. On July 1, 2000, Chandler will succeed Orr as chief executive officer of UNUMProvident, and Orr will remain UNUMProvident's chairman.


                                                         CONTINUED ON NEXT PAGE



                                       2


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TERMS OF THE MERGER (CONTINUED FROM PREVIOUS PAGE)

- The UNUMProvident Board of Directors will be made up of eight current members of the UNUM Board and seven current members of the Provident Board. The only inside directors will be Orr and Chandler. SEE PAGE 5 FOR MORE INFORMATION ON THE BOARD OF DIRECTORS.

- The executive committee of the board will be comprised of Orr, Chandler, two current UNUM directors and two current Provident directors. SEE PAGE 8 FOR MORE DETAILS ON THE COMMITTEE STRUCTURE.

- Significant corporate operations of UNUMProvident will remain in both Portland, Maine, and Chattanooga, Tennessee.

- UNUMProvident plans to maintain substantial operations in Columbia, South Carolina; Worcester, Massachusetts; Toronto/Burlington, Canada; and in other North American cities and international locations.

- The transaction needs to gain approval by stockholders of both companies, insurance regulators in four states and the U.K., as well as customary closing conditions.

- As a result of the merger, approximately 58% of UNUMProvident will be owned by current UNUM stockholders and 42% of UNUMProvident by current Provident stockholders.

TICKER SYMBOL

The shares of UNUMProvident common stock to be issued in connection with the merger will be listed on the NYSE under the symbol, "UNM."

ORGANIZATION FOLLOWING MERGER CLOSING

The managements of UNUM and Provident have proposed and the Boards of Directors have approved changes in the operating structure following the merger closing. After closing, all operating and staff areas of UNUMProvident will report to Harold Chandler, who will be President and Chief Operating Officer (COO). Harold will report to UNUMProvident Chairman and Chief Executive Officer Jim Orr. "We agreed that a more efficient and effective organization designed to benefit our customers and stockholders will result with Harold being directly responsible for all components of the business from Day One."

Harold will succeed Jim as CEO on July 1, 2000. Jim will continue as Chairman of the Board and of its Executive Committee. "We have a tremendous opportunity to better serve our customers and provide valued financial protection to those who need it," said Jim. "By streamlining our management structure, we improve our ability to grow our combined enterprise."


                                                         CONTINUED ON NEXT PAGE

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ORGANIZATION FOLLOWING MERGER CLOSING (CONTINUED FROM PREVIOUS PAGE)

The organizational chart below illustrates the executive management structure for UNUMProvident. This is the organization that will be in effect at closing.

             [CHART DEPICTING UNUMPROVIDENT CORPORATE ORGANIZATION]

STRATEGIC RATIONALE

In the proxy statement, the Board of Directors of each company outlines the strategic rationale for the merger of these two companies.

In reaching their respective conclusions to recommend that Provident and UNUM stockholders both vote "FOR" the adoption of the merger agreement, the Boards of Directors outlined the following as some of the potentially positive factors:

GROWTH OPPORTUNITIES - The merger will create a combined company with sufficient financial strength, global distribution capability and breadth of product offerings to capitalize on business opportunities.

COMPLEMENTARY BUSINESSES - UNUM offers leadership in group disability and supplemental insurance and voluntary benefits, providing a complement to Provident's leadership in individual disability insurance and offering enhanced cross-selling opportunities for UNUMProvident.

                                                        CONTINUED ON NEXT PAGE

                                     4

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STRATEGIC RATIONALE (CONTINUED FROM PREVIOUS PAGE)

CUSTOMER BENEFITS - UNUMProvident should develop and market more comprehensive integrated insurance product offerings, providing superior value and integrated solutions to a broader range of customers.

CONSISTENT WITH EXISTING BUSINESS AND GROWTH STRATEGIES AT EACH COMPANY - A merger with UNUM represents the next "logical step" for Provident, which over the past several years has strengthened its capital position and investment portfolio, reorganized internally, reassessed and revised its product offerings, and acquired and disposed of businesses consistent with its strategic direction. For UNUM, a merger with Provident and its financial, technological, claims management, marketing and sales resources will likely enable it to accelerate its long-term growth strategy and facilitate the introduction of new insurance products.

SYNERGISTIC BENEFITS - The Board of Directors and senior management believes that the merger will result in significant opportunities for revenue growth and cost savings through the achievement of economies of scope and scale.

MANAGEMENT OF UNUMPROVIDENT - The strong management team drawn from both companies is expected to work together to integrate the companies, realize growth opportunities and implement the business strategies of UNUMProvident.

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FINANCIAL HIGHLIGHTS
Pro Forma UNUM and Provident Combined
(IN MILLIONS)

1998 Revenues.................................. $ 8,579.4

1998 Premiums..................................   6,189.1

Invested Assets................................  26,726.1
(AS OF 3/31/99)

Total Assets...................................  38,141.2
(AS OF 3/31/99)

Common Stockholders' Equity....................   5,740.3
(AS OF 3/31/99)
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CORPORATE GOVERNANCE OF UNUMPROVIDENT

In the merger agreement, UNUM and Provident agreed to various governance arrangements for the combined company. These arrangements include the composition of the Board of Directors and the establishment of an Executive Committee and Management Committees.

THE BOARD OF DIRECTORS

The UNUMProvident Board of Directors will be comprised of individuals with strong and diverse business backgrounds that will play a significant role in shaping the success of the combined company. The board will be made up of eight current members of the UNUM Board and seven current members of the Provident Board:

WILLIAM L. ARMSTRONG - DIRECTOR OF PROVIDENT SINCE 1991 From 1979 to 1991, Senator Armstrong served as a Senator from Colorado in the United States Senate. He has been Chairman of Ambassador Media Corporation since 1984, Chairman of Cherry Creek Mortgage Company, Inc. since 1991, Chairman of El Paso Mortgage Company since 1993, Chairman of Centennial State Mortgage Company, Frontier Real Estate, Inc. and Frontier Title, LLC. He is also a director of Storage Technology Corporation, and Helmerich and Payne, Inc.


                                                    CONTINUED ON NEXT PAGE

                                     5

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CORPORATE GOVERNANCE OF UNUMPROVIDENT (CONTINUED FROM PREVIOUS PAGE)

J. HAROLD CHANDLER - DIRECTOR OF PROVIDENT SINCE 1993 Mr. Chandler became Chairman of Provident on April 28, 1996, and President and Chief Executive Officer and a Director of Provident Life and Accident Insurance Company of America, Provident Life Capital Corporation, Provident Life and Accident Insurance Company and Provident Life and Casualty Insurance Company effective November 8, 1993. Immediately prior to his employment with Provident Life and Accident Insurance Company, he served as President of NationsBank Mid-Atlantic Banking Group which includes the NationsBank and Maryland National Corporation entities in the District of Columbia, Maryland, and Northern Virginia. He formerly served as President of the Citizens and Southern National Bank of South Carolina, a predecessor company of NationsBank. He is a director of AmSouth Bancorporation, Herman Miller, Inc., and Storage Technology Corporation.

RONALD E. GOLDSBERRY - DIRECTOR OF UNUM SINCE 1993 Dr. Goldsberry is Vice President of Global Service Business Strategy at Ford Motor Company, a post he has held since January 1999. Previously, Dr. Goldsberry served as Global Vice President and General Manager of Global Ford Customer Service Operations from January 1997 to January 1999 and General Manager of the Customer Service Division from February 1994 to December 1996. He is also Chairman of UNC Ventures, Inc., a venture capital firm and serves as director of Case Corporation.

HUGH O. MACLELLAN, JR. - DIRECTOR OF PROVIDENT SINCE 1975 Mr. Maclellan is President of The Maclellan Foundation, Inc., and a director of SunTrust Bank, Chattanooga, N.A., and Covenant Transport, Inc.

A. S. (PAT) MACMILLAN - DIRECTOR OF PROVIDENT SINCE 1995 Mr. MacMillan has served as the Chief Executive Officer of Team Resources, Inc., since 1980. The company specializes in the areas of team and organizational design and development, including management consulting, management training, and organizational audits and surveys. He is also a trustee of The Maclellan Foundation, Inc.

GEORGE J. MITCHELL - DIRECTOR OF UNUM SINCE 1995 Senator Mitchell associated with the firm of Verner, Liipfert, Bernhard, McPherson & Hand, Washington, D.C., as special counsel in January 1995 and associated with the firm of Preti, Flaherty, Beliveau & Pachios, Portland, Maine, as senior counsel in April 1997. He also serves as an advisor to B.T. Wolfensohn, an investment banking firm. At the request of the British and Irish governments, he served as chairman of the peace negotiations in Northern Ireland. Previously, he served as a United States senator from Maine from 1980 to 1994 and as Senate Majority Leader from 1989 to 1994. Senator Mitchell also serves as a director or trustee of Federal Express Corporation, KTI, Inc., Staples, Inc., Starwood Hotels and Resorts, Unilever PLC, The Walt Disney Company and Xerox Corporation.

CYNTHIA A. MONTGOMERY - DIRECTOR OF UNUM SINCE 1990 Ms. Montgomery is a professor of competition and strategy at Harvard University Graduate School of Business Administration, a post she has held since 1989, and was named Timken Professor of Business Administration in 1998. She also serves as a director of Newell Co. and certain Merrill Lynch mutual funds.


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                                  6


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CORPORATE GOVERNANCE OF UNUMPROVIDENT (CONTINUED FROM PREVIOUS PAGE)

JAMES L. MOODY, JR. - DIRECTOR OF UNUM SINCE 1988 Mr. Moody retired as Chairman of Hannaford Bros. Co. ("Hannaford"), a Maine-based food retailing company, in May 1997, a post he had held since 1984. Mr. Moody joined Hannaford in 1959. He is also a director of Empire Company Limited, IDEXX Laboratories, Inc., Penoboscot Shoe Company, Staples, Inc. and several funds of the Colonial Group of mutual funds.

JAMES F. ORR III - DIRECTOR OF UNUM SINCE 1986 Mr. Orr is Chairman, President and Chief Executive Officer of UNUM and was elected Chairman of the Board in February 1988. Additionally, he has served as President and Chief Executive Officer since September 1987. Mr. Orr joined UNUM in 1986. Mr. Orr is a member of the Board of Trustees of the Rockefeller Foundation and serves as director of Nashua Corporation. He is a trustee for Bates College and the Committee for Economic Development. He also serves on the Harvard Center for Society and Health Advisory Council at the Harvard School of Public Health and as chair for the MaineHealth Foundation. Mr. Orr is a member of the Business Roundtable and a regular member of The Conference Board and is a director of the S. S. Heubner Foundation for Insurance Education and the Maine Coalition for Excellence in Education.

C. WILLIAM POLLARD - DIRECTOR OF PROVIDENT SINCE 1992 Mr. Pollard has served as Chairman of the Board of Directors of The ServiceMaster Company since January 1994. From June 1990 to December 1993 he served as Chairman and Chief Executive Officer of The ServiceMaster Company. The ServiceMaster Company provides professional cleaning, termite and pest control, maid service, lawn care, and appliance and other home equipment and maintenance, as well as management of plant operations, laundry and linen, clinical equipment maintenance, and food service for health care, educational and industrial facilities. He is a director of Herman Miller, Inc.

LAWRENCE R. PUGH - DIRECTOR OF UNUM SINCE 1988 Mr. Pugh retired as Chairman of VF Corporation, an apparel company in Pennsylvania, in October 1998, a post he had held since 1983. Additionally, Mr. Pugh served as Chief Executive Officer from 1983 to 1995. He is also a director of Mercantile Stores Company, Inc. and Milliken & Company.

STEVEN S REINEMUND - DIRECTOR OF PROVIDENT SINCE 1995 Mr. Reinemund has served as Chairman and Chief Executive Officer of Frito-Lay, Inc. since June 1992. He served as President and Chief Executive Officer of Pizza Hut, Inc. from 1986 to 1992. He also serves as a director of PepsiCo, Inc. and The ServiceMaster Company.

LOIS DICKSON RICE - DIRECTOR OF UNUM SINCE 1993 Ms. Dickson Rice is a guest scholar at The Brookings Institution, a post she has held since October 1991. She also serves as a director of Fleet Financial Group, Inc., HSB Group, Inc., International Multifoods Corporation and The McGraw-Hill Companies.

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CORPORATE GOVERNANCE OF UNUMPROVIDENT (CONTINUED FROM PREVIOUS PAGE)

JOHN W. ROWE - DIRECTOR OF UNUM SINCE 1988 Mr. Rowe is Chairman, President and Chief Executive Officer of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, a post he assumed in March 1998. Previously, Mr. Rowe was President and Chief Executive Officer of New England Electric System from 1989 to February 1998. He is also a director of Bank of Boston Corporation, First National Bank of Boston and Wisconsin Central
Transportation Corp.

BURTON E. SORENSEN - DIRECTOR OF PROVIDENT FROM 1985 From December 1984 until December 1995, Mr. Sorensen served as Chairman and Chief Executive Officer of Lord Securities Corp., an investment banking firm. Prior to that time, Mr. Sorensen was a General Partner of Goldman, Sachs & Co., investment bankers.
He is a director of The ServiceMaster Company.

EXECUTIVE COMMITTEE

The UNUMProvident bylaws provide that, until July 1, 2001, the Executive Committee will consist of three directors initially designated by UNUM and three directors initially designated by Provident. The committee will include Jim Orr, the Chief Executive Officer of UNUMProvident, who will serve as Chairman of the Executive Committee, and Harold Chandler, the President of UNUMProvident.

MANAGEMENT COMMITTEES

The merger agreement provides that, upon completion of the merger, a Corporate Policy Committee and an Operating Committee will be established.

     The Corporate Policy Committee will consist of:
     - Jim Orr (Chairman)                   - Tom Watjen
     - Harold Chandler                      - Bob Crispin
     - Dean Copeland                        - Elaine Rosen

Subject to the authority of the UNUMProvident board of directors, this committee will assist the Chief Executive Officer and the President in setting the overall strategic direction for UNUMProvident. In addition, during the integration period immediately following the completion of the merger, this committee will serve as the transition committee. Tom Watjen will direct the transition and integration team.

     The Operating Committee will consist of:
     - Jim Orr                              - Tom Watjen
     - Harold Chandler (Chairman)           - Bob Crispin
     - Dean Copeland                        - Elaine Rosen

The Operating Committee may also include other officers of UNUMProvident. Subject to the authority of the UNUMProvident board of directors and the Chief Executive Officer, this committee will assist the President in managing UNUMProvident.

                                       8

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Q&A

Q:   WHY HAVE THERE BEEN CHANGES IN THE PREVIOUSLY-ANNOUNCED ROLES OF JIM ORR
AND HAROLD CHANDLER?  HOW WILL THOSE CHANGES IMPACT UNUMPROVIDENT?

A: The actual roles for Jim and Harold have not changed though the scope of Harold's role has been expanded and the time frame for the CEO transition has been advanced. Traditionally, all operating areas of a company report to the Chief Operating Officer, who then reports to the Chief Executive Officer. This streamlined management structure reflects a more traditional alignment of responsibilities and reporting. From the announcement of the planned merger, the Boards of Directors and senior executive leadership planned to transition the CEO role from Jim to Harold following the integration period. These changes should improve our ability to grow UNUMProvident.

Q:  AS A STOCKHOLDER, SHOULD I SEND IN MY STOCK CERTIFICATES?

A:  No.  You should not send in your stock certificates at this time.

UNUM stockholders will not exchange their certificates in the merger unless it is determined that such exchange is required by applicable law, rule or regulation. The certificates currently representing the shares of UNUM common stock will represent an equal number of shares of UNUMProvident common stock after the merger.

Provident stockholders will exchange their certificates representing Provident common stock as a result of the merger and the related transactions and Provident stockholders will receive instructions for exchanging their certificates after the merger is completed.

Q:  WHO SHOULD STOCKHOLDERS CALL WITH QUESTIONS?

A: Provident stockholders and UNUM stockholders should call Georgeson & Company Inc. at (800) 223-2064 with any questions about the merger and the related transactions.

Q: HOW DOES THE STOCKHOLDER VOTE AFFECT STOCK OPTIONS FOR UNUM AND PROVIDENT EMPLOYEES?

A: UNUM employees - All stock options granted under the 1998 Goals Stock Option Plan will vest upon UNUM stockholder approval of the merger. Vesting is the point at which you are able to exercise your option to buy shares of UNUM stock for the price at which the options were granted.

Provident employees - If the stockholders of Provident approve the proposed merger, most Provident stock options will immediately vest. Stock options that are excluded from this accelerated vesting are those that were approved by the Compensation Committee of the Provident Board of Directors after the announcement of the merger.

                                       9